UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 15, 2017
URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On November 16, 2017, Urban Edge Properties issued a press release announcing the completion of 16 individual, non-recourse mortgage financings totaling $663 million. The new mortgages have a weighted average interest rate of 4.0% with a weighted average term to maturity of 10 years. Proceeds were used to defease and prepay the Company's $544 million, 4.2% mortgage cross-collateralized by 39 assets scheduled to mature in 2020. A copy of the press release announcing the completion of the refinancing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits:
99.1 - Press Release of Urban Edge Properties dated November 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: November 16, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: November 16, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Document

99.1	Press Release of Urban Edge Properties dated November 16, 2017